UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010

Ryerson Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-152102

(Commission File Number)

36-3425828

(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, IL 60608

(Address of principal executive offices and zip code)

(773) 762-2121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information contained within Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Based on the preliminary results of Ryerson Holding Corporation, which is a holding company and the sole stockholder of Ryerson Inc. (together with Ryerson Inc. and its other direct and indirect subsidiaries, the “Company”), the Company believes that for the three months ended December 31, 2009, its net sales were between $720 million and $760 million, its Adjusted EBITDA was between $(24) million and $(4) million and its Adjusted EBITDA, excluding LIFO expense, was between $5 million and $25 million. The Adjusted EBITDA results exclude an estimated $13 million charge for the reduction in the carrying value of certain assets held for sale. The Company estimates that as of December 31, 2009, its total liquidity was estimated at $383 million (comprised of $115 million of cash and cash equivalents and $268 million of availability under the Company’s five-year senior secured asset-based revolving credit facility with Bank of America, N.A.), its total debt balance was between $740 and $760 million and its tangible assets balance (defined as the sum of the balances of receivables, inventories and property, plant, and equipment, net of any reserves and of accumulated depreciation) was between $1,450 million and $1,500 million. The Company’s estimates of revenues, Adjusted EBITDA, cash and cash equivalents, tangible assets and indebtedness are derived from preliminary results of operations for the three months ended December 31, 2009 and are subject to completion of its interim financial statements for this period. The Company’s actual Adjusted EBITDA for the three months ended December 31, 2009 may differ from its estimated range due to, among other factors, special charges or other closing adjustments. Similarly, the Company’s actual total debt as of December 31, 2009 may differ from its estimate primarily due to closing adjustments.

Since Ryerson Inc.’s acquisition by Platinum Equity, LLC and its affiliated investment funds in October 2007, the Company has reduced its annual costs by approximately $280 million, of which the Company believes approximately $180 million are permanent reductions to fixed cost structure. These organizational and operating changes were aimed at improving the Company’s operating structure, working capital management, efficiency and liquidity.

Between December 31, 2007 and September 30, 2009, the Company reduced its debt by approximately $591 million, representing a reduction of 48% from the Company’s outstanding debt balance as of December 31, 2007. The Company maintained combined availability and cash-on-hand in excess of $300 million throughout the economic downturn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2010

RYERSON INC.

By:	/s/ Terence R. Rogers
Name: Terence R. Rogers
Title: Chief Financial Officer